Exhibit 23(i)
CONSENT OF INDEPENDENT PETROLEUM
ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2007, December 31, 2006, and December 31, 2005, included in the Annual Report on Form 10-K of American Oil & Gas Inc. for the fiscal year ended December 31, 2007, as well as in the notes to the financial statements included therein. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, to our reserve estimates as of December 31, 2007, December 31, 2006 and December 31, 2005, into American Oil & Gas Inc.’s previously filed Registration Statements on Form S-8 (No. 333-121941 and No. 333-144057) and Registration Statements on Form S-3 (No. 333-128812, No. 333-120987, and No. 333-139648), in accordance with the requirements of the Securities Act of 1933, as amended.
/s/ Ryder Scott Company L. P.
Ryder Scott Company L. P.
Denver, Colorado
March 10, 2008